                                                                    EXHIBIT 99.5
Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207



                                  May  , 1999

Gentlemen:

        The undersigned hereby consents to his nomination to serve as a director of Wyndham International, Inc., a Delaware corporation, and to all references to him and to his professional history in the Registration Statement on Form S-4 of Wyndham and any other required filings with the Securities and Exchange Commission. The undersigned further consents to the filing of this consent as an exhibit to any such filing.









                                            ___________________________
                                            Name: